UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2006

Hibbett Sporting Goods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-20969	63-1074067
(State of incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane

Birmingham, Alabama 35211

(Address of principal executive offices, including zip code)

(205) 942-4292

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Adoption of Equity Plan. At the Annual Meeting of Stockholders of Hibbett Sporting Goods, Inc. (“HSG”) held on May 31, 2006, HSG stockholders approved the HSG 2006 Non-Employee Director Equity Plan (“Plan”). The Plan was adopted by the Board of Directors (“Board”) on March 8, 2006, subject to stockholder approval. The effective date for the Plan is July 1, 2006.

The Plan is intended to replace the Company’s existing Stock Plan for Outside Directors (“Old Plan”), under which it currently grants options to non-employee directors of the Company. An additional 500,000 shares will become available for issuance in addition to the approximately 173,000 available for future awards under the Old Plan which will be rolled into the Plan. The Plan permits the Company to grant a variety of equity awards which includes stock options, stock appreciation rights, restricted stock and restricted stock units.

The full text of the Plan is attached as Exhibit 10.1 to this Form 8-K.

Adoption of Equity Plan Agreement. On May 31, 2006, the Board approved an equity award agreement relating to the Company’s Plan described above. The award agreement defines the terms and restrictions of non-qualified stock option awards granted under the Plan.

The full text of the agreement described above is attached as Exhibit 10.2 to this Form 8-K.

Item 8.01. Other Events.

At the Annual Meeting of Stockholders of HSG, the stockholders also approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized common shares to 80,000,000. For a full description of the proposal adopted by the stockholders, please see the Company’s 2006 Proxy Statement filed with the SEC on May 1, 2006.

Other action taken by the Board on May 31, 2006, included the ratification of Hibbett Sporting Goods, Inc.’s Code of Business Conduct and Ethics (“Code”). The full text of the Code is attached as Exhibit 14.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	2006 Non-Employee Director Equity Plan
10.2	Non-Employee Director Non-Qualified Option Agreement
14.1	Code of Business Conduct and Ethics

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTING GOODS, INC.

By:	/s/ Gary A. Smith
Gary A. Smith
Vice President and Chief Financial Officer

June 5, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	2006 Non-Employee Director Equity Plan
10.2	Non-Employee Director Non-Qualified Option Agreement
14.1	Code of Business Conduct and Ethics

EXHIBIT 10.1

HIBBETT SPORTING GOODS, INC.

2006 NON-EMPLOYEE DIRECTOR EQUITY PLAN

1. Purpose of the Plan

The purpose of the Plan is to promote the interests of the Company by attracting and retaining qualified and experienced individuals for service as Non-Employee Directors, and to motivate these individuals to exercise their best efforts on the Company’s behalf.

2. Definitions

2.1	“Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit under the Plan.

2.2

“Award Agreement” means the agreement or agreements between the Company and a Holder pursuant to which an Award is granted and which specifies the terms and conditions of that Award, including the vesting requirements applicable to that Award, if any.

2.3	“Board” means the Board of Directors of the Company.

2.4

“Change in Control” means any of the following described in clauses (a) through (d) below: (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, (c) a successful tender offer for the Common Stock of the Company, after which the tendering party holds more than 30% of the issued and outstanding Common Stock of the Company, or (d) a merger, consolidation, share exchange, or other transaction to which the Company is a party pursuant to which the holders of all of the shares of the Company outstanding prior to such transaction do not hold, directly or indirectly, at least 70% of the outstanding shares of the surviving company after the transaction.

2.5	“Code” means the Internal Revenue Code of 1986, as amended.

2.6	“Common Stock” means the common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 9.

2.7	“Company” means Hibbett Sporting Goods, Inc., a Delaware corporation, and any successor thereto.

2.8

“Corresponding SAR” means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

2.9	“Fair Market Value” as of any date shall be determined in accordance with the following rules:

(a)

If the principal market for the Common Stock is a national securities exchange or the NASDAQ Stock Market, then the “Fair Market Value” as of that date shall be the closing sale price of the Common Stock on the principal exchange or market on which the Common Stock is then listed or admitted to trading on the trading day immediately preceding such date.

(b)

If sales prices are not available or if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on the NASDAQ Stock Market, the average between the highest bid and lowest asked prices for the Common Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service or on a reasonable basis using actual transactions in such Common Stock as reported in such market and consistently applied.

(c)

If the day is not a business day, and as a result, paragraphs (a) and (b) next above are inapplicable, the Fair Market Value of the Common Stock shall be determined as of the next earlier business day. If paragraphs (a) and (b) next above are otherwise inapplicable, then the Fair Market Value of the Common Stock shall be determined in good faith by the Board.

2.10	“Holder ” means a Non-Employee Director who receives an Award.

2.11

“Initial Value” means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Board on the date of the grant; provided, however, that the price per share of Common Stock encompassed by the grant if an SAR shall not be less than Fair Market Value on the date of grant. Repricing of SARs after the date of grant is not permitted.

2.12	“1934 Act” means the Securities Exchange Act of 1934, as amended.

2.13	“Non-Employee Director” means a member of the Board who is not an employee of the Company or its subsidiaries.

2.14	“Non-Qualified Option” means an Option not intended to be an incentive stock option as defined in Section 422 of the Code.

2.15	“Option” means the right granted from time to time under Section 6 of the Plan to purchase Common Stock for a specified period of time at a stated price.

2.16	“Plan” means the Hibbett Sporting Goods, Inc. Non-Employee Director Equity Plan herein set forth, as amended from time to time.

2.17	“Restricted Stock” means Common Stock subject to a Restriction Period awarded by the Board under Section 8 of the Plan.

2.18

“Restricted Stock Units” means an Award granted pursuant to Section 9, in the amount determined by the Board, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Award Agreement entitles the holder to receive shares of Common Stock, upon the lapse of any Restriction Period.

2.19

“Restriction Period” means the period during which an Award of Restricted Stock awarded under Section 8 of the Plan or an Award of a Restricted Stock Unit awarded under Section 9 of the Plan is subject to forfeiture and is non-transferable. The Restriction Period shall not lapse with respect to any Restricted Stock or Restricted Stock Unit until any and all conditions, imposed under this Plan or under the Award Agreement, have been satisfied.

2.20

“SAR” means an Award granted pursuant to Section 7, in an amount to be determined by the Board, that in accordance with the terms of an Award Agreement entitles the Holder to receive, with respect to each share of Common stock encompassed by the exercise of such SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

3. Eligibility

All Non-Employee Directors are eligible to receive grants of Awards under the Plan.

4. Administration and Implementation of Plan

4.1

The Plan shall be administered by the Board, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Non-Employee Directors to whom Awards will be granted, in determining whether, and to what extent, Awards may be transferable by the Holder, in determining the amount and type of Awards to be granted to each such Non-Employee Director, in determining the terms and conditions of Awards granted under the Plan and in determining the terms of the Award Agreements that will be entered into with Holders. Any interpretation by the Board of the terms and provisions of the Plan and the administration thereof, and all action taken by the Board, shall be final, binding and conclusive for all purposes and upon all Holders.

4.2

The Board’s powers shall also include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Option may be exchanged for cash, Restricted Stock, or some combination thereof; to determine whether a Change in control of the Company has occurred; and to determine, in accordance with Section 10, the effect, if any, of a Change in Control of the Company upon outstanding Awards.

4.3

The Board shall have the power to adopt regulation for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. The Board may amend any outstanding Awards without the consent of the Holder to the extent it deems appropriate; provided however, that in the case of amendments adverse to the Holder, the Board must obtain the Holder’s consent to any such amendment, except that such consent shall not be required if, as determined by the Board in its sole discretion, such amendment is required to either (a) comply with Section 409A of the Code or (b) prevent the Holder from being subject to any excise tax or penalty under Section 409A of the Code.

4.4

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Board may allocate all or any portion of its responsibilities and powers to any of its committees or to one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Board at any time.

5. Shares of Stock Subject to the Plan

5.1

Shares Subject to Plan: Subject to adjustment as provided in Section 10, the total number of shares of Common Stock available for the grant of Awards under the Plan shall be equal to the sum of 500,000 shares of Common Stock and any shares of Stock available for future awards under any the Company’s 1996 Stock Plan for Outside Directors, as amended, which shall terminate on the date this Plan becomes effective. Any shares issued hereunder may consist, in whole, or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan.

5.2	Assumed Plans: Any shares issued by the Company through the assumption or substitution of outstanding grants or shares from an acquired company shall not reduce the shares available under the Plan.

6. Options

Options give a Non-Employee Director the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price. Options granted under the Plan will be Non-Qualified Stock Options and shall be subject to the following terms and conditions:

6.1

Option Grants: Options shall be evidenced by a written Award Agreement. Such Award Agreements shall conform to the requirements of the Plan, and may contain such other provisions or restrictions as the Board shall deem advisable.

(a)

Each Non-Employee Director who is elected or appointed to the Board shall receive, as soon as administratively feasible on or after the date on which the Non-Employee Director takes office, an Option to purchase 15,000 shares of Common Stock.

(b)	Subject to Section 6.1(c), each Non-Employee Director serving as a director on the last business day of the Company’s fiscal year shall receive an Option to purchase 10,000 shares of Common Stock.

(c)

Each Non-Employee Director serving as a director on the last day of the Company’s fiscal year who was initially elected to the Board after the first day of such fiscal year shall receive an Option to purchase shares of Common Stock equal to 10,000 multiplied by a fraction, the numerator of which shall be the number of calendar days that have elapsed between the date of his or her initial election and the last day of the fiscal year (but not to exceed 365), and the denominator of which shall be 365.

(d)

Notwithstanding the foregoing, if, at the time of any grant, there are insufficient shares of Common Stock reserved under the Director Plan in order to make grants to all Non-Employee Directors then scheduled to receive a grant under this Section 6.2, the Options granted at such time to each Non-Employee Director shall be proportionately adjusted.

6.2

Number of Options: All grants of Options under the Plan shall be automatic and non-discretionary with regard to the number and timing of grants as set forth in this Section, provided however that, the Board, in its sole discretion, may act by board resolution to decrease the number of shares of Common stock in any Award provided for in this Section.

6.3

Option Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Board, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant. Repricing of Options after the date of grant is not permitted.

6.4

Term of Options: An Award Agreement shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than ten years. The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

6.5

Vesting of Options: The Option may be subject to such terms and conditions on the time or times when it may be exercised as the Board may deem appropriate. The vesting provisions of individual Options, as provided in the Award Agreement may vary. Unless otherwise determined by the Board, no Option shall become exercisable until such Option becomes vested.

6.6

Payment of Option Price: The full price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise; provided however that the Board may permit a Holder to elect to pay the exercise price by irrevocably authorizing a third party to sell shares of Common Stock acquired upon exercise of the Option and remit as soon as practicable to the Company a sufficient portion of the proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. The exercise price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, already-owned shares of Common Stock to the Board, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

7. Stock Appreciation Rights

Stock Appreciation Rights give a Non-Employee Director the right to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess, if any, of the Fair Market Value at the time of exercise over the SAR’s Initial Value. SARs granted under the Plan shall be subject to the following terms and conditions.

7.1

SAR Awards: SARs shall be evidenced by a written Award Agreement. Such Award Agreements shall conform to the requirements of the Plan, and may contain such other provisions or restrictions as the Board shall deem advisable.

7.2

Number of SARs: All grants of SARs under the Plan shall be made by the Board. The Board will designate each Non-Employee Director to whom SARs are granted and will specify the number of shares of Common Stock covered by each Award.

7.3

Term of SARs: An Award Agreement shall specify when an SAR may be exercisable and the terms and conditions applicable thereto. The term of an SAR shall in no event be greater than ten years. The SAR shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

7.4

Vesting of SARs: The SAR may be subject to such terms and conditions on the time or times when it may be exercised as the Board may deem appropriate. The vesting provisions of individual SARs, as provided in the Award Agreement may vary. Unless otherwise determined by the Board, no SAR shall become exercisable until such SAR becomes vested.

7.5

Exercise of SARs: Subject to the provisions of this Plan and applicable Award Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Board shall determine. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Award Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.6

Settlement of SARs: In accordance with the Agreement, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

8. Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to a Non-Employee Director, which shares may be subject to forfeiture during a Restriction Period upon the happening of events or other conditions as specified in the Award Agreement. Such an Award of Restricted Stock shall be subject to the following terms and conditions:

8.1

Restricted Stock shall be evidenced by Award Agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Board shall deem advisable. At the time of grant of an Award of Restricted Stock, the Board will determine the price, if any, to be paid by the Holder for each share of Common Stock subject to the Award, and such price, if any, shall be set forth in the Award Agreement.

8.2

Unless otherwise provided by the Board, upon determination of the number of shares of Restricted Stock to be granted to the Holder, the Board shall direct that a certificate of certificates representing that number of shares of Common Stock be issued to the Holder with the Holder designated as the registered owner. The certificate(s), if any, representing such shares shall bear appropriate legends as to sale, transfer, assignment, pledge or other encumbrances to which such shares are subject during the Restriction Period and shall be deposited by the Holder together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

8.3

During the Restriction Period the Holder shall have the right to receive the Holder’s allocable share of any cash dividends declared and paid by the Company on its Common Stock and to vote the shares of Restricted Stock.

8.4

The Board may condition the expiration of the Restriction Period upon the Holder’s continued service over a period of time with the Company or upon any other criteria, as specified in the Award Agreement. If the specified conditions are not attained, the Holder shall forfeit the portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock shall be forfeited to the Company. Notwithstanding any provision contained herein to the contrary, the Board, in its dole discretion, may grant Awards of Restricted Stock under this Section 8 that are not subject to any Restriction Period.

8.5

At the end of the Restriction Period, if all such conditions have been satisfied, the restrictions imposed hereunder shall lapse with respect to the applicable number of shares of Restricted Stock as determined by the Board, and any legend described in Section 8.2 that is then no longer applicable, shall be removed and such number of shares delivered to the Holder (or, where appropriate, the Holder’s legal representative). Subject to Section 4, the Board may, in its sole discretion, accelerate the vesting and delivery of shares of Restricted Stock.

9. Restricted Stock Units

An Award of Restricted Stock Units is a grant by the Company of a specified number of shares of Common Stock to a Non-Employee Director, which, upon lapse of a Restriction Period as specified in the applicable Award Agreement, shall entitle the Holder to a share of Common Stock to the following terms and conditions:

9.1	Restricted Stock Units shall be evidences by Award Agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Board shall deem advisable.

9.2

During the Restriction Period the Holder shall not have any rights as a shareholder with respect to any shares of Common Stock underlying the Restricted Stock Units until such time as the shares of Common Stock have been so issued.

9.3	The Board may condition the expiration of the Restriction Period with respect to a grant of Restricted

Stock Units upon (i) the Holder’s continued service over a period of time with the Company or (ii) any other criteria, as specified in the Award Agreement. If the specified conditions are not attained, the Holder shall forfeit the portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock shall be forfeited to the Company.

9.4

At the end of the Restriction Period, if all such conditions have been satisfied, the Holder shall be entitled to receive a share of Common Stock for each share underlying the Restricted Stock Unit Award that is now free from restriction and such number of shares delivered to the Holder (or, where appropriate, the Holder’s legal representative). The Board may, in its sole discretion, accelerate the vesting of Restricted Stock Units.

10. Changes in Capitalization; Changes of Control; Settlement of Awards

10.1

Adjustment for Changes in Capitalization: In the event of a reorganization, recapitalization, stock split, spin-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders other than a cash dividend, the Board may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Board may include: (a) adjustment of the number and kind of shares which may be delivered under the Plan; (b) adjustment of the number and kind of shares subject to outstanding Awards; (c) adjustment of the Exercise Price of outstanding Options; and (d) any other adjustments that the Board determines to be equitable provided, however, that an adjustment of any outstanding Option or SAR must satisfy the requirements of Code section 409A.

10.2	Changes in Control: In the event of a Change of Control of the Company, the Board may, on a Holder by Holder basis, take any of the following actions, either singly or in combination:

(a)	accelerate the vesting of all outstanding Options issued under the Plan that remain unvested and terminate the Option immediately prior to the date of any such transaction;

(b)	fully vest and/or accelerate the Restriction Period of any Awards;

(c)	terminate the Award prior to any such Change of Control;

(d)

cancel and/or redeem any outstanding Awards with respect to all Common Stock for which the Award remains unexercised or for which the Award is subject to forfeiture in exchange for a cash payment of an amount determined by the Board;

(e)	require that the Award be assumed by any successor corporation or that awards for shares of other interests in the Company or any other entity be substituted for such Award; or

(f)

take such other action as the Board shall determine to be reasonable under the circumstances provided, however, that no action shall be taken with respect to any Option or SAR that would create a modification, extension or renewal of such Option or SAR, except as may be permitted in applicable Treasury Regulations.

The application of the foregoing provisions, including, without limitation, the issuance of any substitute Awards, shall be determined in good faith by the Board in its sole discretion.

10.3

Limitation on Change of Control Payments: Notwithstanding anything in Section 10.2 above to the contrary, if, with respect to a Holder, the acceleration of the exercisability and/or vesting of an Award or the payment of cash in exchange for all or part of an Award as provided in Section 10.2 above (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Holder has the right to receive from the Company or any corporation which is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the acceleration of exercisability and/or vesting and the payments to such Holder pursuant to Section 9.2 above shall be reduced to the extent or amount as, in the sole judgment of the Board, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

11. Effective Date, Termination and Amendment

The Plan, when it has been approved by the shareholders of the Company, shall become effective on June 1, 2006. The Plan shall remain in full force and effect until the earlier of June 1, 2016, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time. Termination of the Plan pursuant to this Section 10 shall not affect Awards outstanding under the Plan at the time of termination. Amendments to this Plan shall be subject to shareholder approval to the extent such approval is required by applicable law or applicable requirements of any securities exchange or similar entity.

12. Transferability

Except as otherwise permitted by the Board,

(a)	Awards under the Plan are not transferable except as designated by the Holder by will, by the laws of descent and distribution or by a beneficiary form filed with the Company.

(b)

Awards may be exercised or claimed on behalf of a deceased Holder or other person entitled to benefits under the Plan by the beneficiary of such Holder or other person if the Company has a valid designation of such beneficiary on file, or otherwise by the personal legal representative of such Holder or other person.

13. General Provisions

13.1

No Implied Rights: Nothing in the Plan or any Award granted pursuant to the Plan shall be deemed to create any obligation on behalf of the Board to nominate any Non-Employee Director for re-election to the Board by the Company’s shareholders. Neither a Holder nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Holder shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the Holder any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for the receipt of such rights.

13.2

Settlement of Awards: The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Common Stock, the granting of replacement Awards, or combination thereof as the Board shall determine. In lieu of issuing a fraction of a share upon any exercise of an Award, the Company will be entitled to pay to the Holder an amount equal to the fair market value of such fractional share. Satisfaction of any obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Board shall determine. The Board may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Common Stock equivalents.

13.3

Withholding: Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award or the transfer of shares of Common Stock pursuant to this Plan. Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes. The Board may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Board, it its discretion, and subject to such requirements as the Board may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Holder, through the surrender of shares of Common Stock which the Holder already owns, or through the surrender of shares of Common Stock to which the Holder is otherwise entitled under the Plan.

13.4

Governing Law: To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

13.5

Award Agreement: An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Board shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Holder shall be reflected in such form of written documents as is determined by the Board. A copy of such document shall be provided to the Holder, and the Board may, but need not require that the Holder sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Holder signature is required.

13.6

Application of Code Section 409A: Notwithstanding anything in this Plan to the contrary, the Board shall not permit Holder deferrals or elections unless: (a) such deferrals or elections do not cause this Plan to become a “nonqualified deferred compensation plan” as defined in Section 409A of the Code, or (b) such elections or deferrals are made pursuant and subject to a “nonqualified deferred compensation plan” of the Company that is duly designated by the Board and that is structured to avoid constructive receipt under Section 409A of the Code.

EXHIBIT 10.2

HIBBETT SPORTING GOODS, INC.

NON-EMPLOYEE DIRECTOR NON-QUALIFIED OPTION AGREEMENT

(FULL VESTING)

NOTE: This document incorporates the accompanying Grant Letter, and together they constitute a single Agreement which governs the terms and conditions of your Option in accordance with the Company’s 2006 Non-Employee Director Equity Plan.

THIS AGREEMENT (“Agreement”), is effective as of the Grant Date specified in the accompanying Grant Letter, by and between the Participant and Hibbett Sporting Goods, Inc. (“Company”).

A.	The Company maintains the 2006 Non-Employee Director Equity Plan (“NEDEP” or “Plan”).

B.	The Participant is entitled to receive an Option Award under the Plan.

C.

Key terms and important conditions of the Award are set forth in the cover letter (“Grant Letter”) which was delivered to the Participant at the same time as this document. This Agreement contains general provisions relating to the Award.

IT IS AGREED, by and between the Company and the Participant, as follows:

1.	Terms of Award . The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

(a)	The “Participant” is the individual named in the Grant Letter.

(b)	The “Grant Date” is the date of the Grant Letter.

(c)	The “Covered Shares” is that number of shares of the Company’s Stock specified in the Grant Letter.

(d)	The “Exercise Price” is the price per common share set forth in the Grant Letter.

Other terms used in this Agreement are defined pursuant to paragraph 8 or elsewhere in this Agreement.

2.          Award and Exercise Price. This Agreement specifies the terms of the option (the “Option”) granted to the Participant to purchase the number of Covered Shares at the Exercise Price per share. The Option is not an “incentive stock option” as that term is used in Code section 422.

3.          Date of Exercise. Subject to the limitations of this Agreement, the Option shall be exercisable according to the schedule set forth on the Grant Letter.

4.          Expiration. The Option shall not be exercisable after the Company’s close of business on the last business day prior to the Expiration Date. The “Expiration Date” shall be earliest to occur of:

(a)	the tenth (10th) anniversary of the Grant Date; or

(b)	twelve (12) months after the Participant’s termination as a director of the Company.

5.	Method of Option Exercise.

(a)         Subject to the terms of this Agreement and the Plan, the Option may be exercised in whole or in part by filing a written notice with the Chief Financial Officer (or such other party as the Company may designate) of the Company at its corporate headquarters prior to the Company’s close of business on the last business day that occurs prior to the Expiration Date. Such notice shall specify the number of Covered Shares which the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Stock indicated by the Participant’s election.

(b)         Payment shall be by cash or by check payable to the Company. Except as otherwise provided by the Board before the Option is exercised; (i) all or a portion of the Exercise Price may be paid by the Participant by delivery of shares of Stock that have been owned by the

Participant for at least six (6) months and are otherwise acceptable to the Board having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) the Participant may pay the Exercise Price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(c)         The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or Federal securities laws or the rules and regulations of any securities exchange on which the Stock is traded. If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules and regulations. In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.

6.          Withholding. All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes. The Company is entitled to (a) withhold and deduct from future fees of the Participant (or from other amounts due to Participant) or make other arrangements for the collection of all legally required amounts necessary to satisfy such withholding or (b) require the Participant promptly to remit such amounts to the Company. Subject to such rules and limitations as may be established by the Board from time to time, the withholding obligations described in this Section 6 may be satisfied through the surrender of shares of Stock which the Participant already owns, or to which the Participant is otherwise entitled under the Plan, including shares of Stock to be settled under this Agreement.

7.             Transferability. The Option is not transferable and, during the Participant’s life, may be exercised only by the Participant. Transfers at death are governed by paragraph 9(c) below.

8.             Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

9.              Binding Effect; Heirs and Successors.

(a)         The terms and conditions of this Agreement shall be effective upon delivery to the Participant, with or without execution by the Participant.

(b)         This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.

(c)         If any rights exercisable by the Participant or benefits deliverable to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Board in such form and at such time as the Board shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

10.         Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Board, and the Board shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Board and any decision made by it with respect to the Agreement is final and binding on all persons. Such powers or decision-making may be delegated, to the extent permitted by the Plan, to one or more of Board members or any other person or persons selected by the Board.

11.        Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall wholly incorporate and be subject to the terms of the Plan, a copy of which may be obtained from the Chief Financial Officer of the Company (or such other party as the Company may designate); and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Board from time to time pursuant to the Plan.

12.	No Implied Rights.

(a)         The Option will not confer on the Participant any right with respect to continuance of any service with the Company or any Subsidiary, not will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant’s service at any time.

(b)         The Participant shall not have any rights of a shareholder with respect to the shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

14.        Notices. Any written notices provided for in this Agreement or Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office.

15.        Fractional Shares. In lieu of issuing a fraction of a share upon any exercise of the Option, resulting from an adjustment of the Option pursuant to Section 4.2(f) of the Plan or otherwise, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share.

16.        Amendment. This Agreement may be amended by written agreement of the Participant and the Company, without the consent of any other person.

17.        Governing Law; Jurisdiction. This Agreement shall be governed by the law of the State of Alabama without giving effect to the choice-of-law provisions thereof. The Circuit Court of the City of Birmingham and the United States District Court, Northern District of Alabama, Birmingham Division shall be the exclusive courts of jurisdiction and venue for any litigation, special proceeding or other proceeding as between the parties that may be brought, or arise out of, in connection with, or by reason of this Agreement. The parties hereby consent to the jurisdiction of such courts.

Exhibit 14.1

Hibbett Sporting Goods, Inc.

Code of Business Conduct and Ethics

INTRODUCTION

Purpose

This Code of Business Conduct and Ethics contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics. To the extent this Code requires a higher standard than required by commercial practice or applicable laws, rules or regulations; we adhere to these higher standards.

This Code applies to all of our directors, officers and associates. We refer to all persons covered by this Code as “Company associates” or simply “associates.” We also refer to our Chief Executive Officer and Chairman of the Board, our President, our Vice President and Chief Financial Officer and our Controller as our “senior financial officers.”

Seeking Help and Information

This Code is not intended to be a comprehensive rulebook and cannot address every situation that you may face. If you feel uncomfortable about a situation or have any doubts about whether it is consistent with the Company’s ethical standards, seek help. We encourage you to contact your supervisor for help first. If your supervisor cannot answer your question or if you do not feel comfortable contacting your supervisor, contact one of the other parties listed on page 8 of the Code. You may remain anonymous and will not be required to reveal your identity in calls to the Company’s Ethics and Compliance Hotline or when sending a written report by mail, although providing your identity may assist the Company in addressing your questions or concerns.

Violations of the Code

All associates have a duty to report any known or suspected violation of this Code, including any violation of the laws, rules, regulations or policies that apply to the Company. If you know of or suspect a violation of this Code, immediately report the conduct to your supervisor. If you do not feel comfortable reporting the conduct to your supervisor or you do not get a satisfactory response, you may contact one of the other parties listed on page 8 of the Code. You may also report known or suspected violations to the Ethics and Compliance Hotline that is available 24 hours a day, 7 days a week at 1-877-888-0002. You may remain anonymous and will not be required to reveal your identity in reporting your concerns.

It is Company policy that any associate who violates this Code will be subject to appropriate discipline, which may include termination of employment. This determination will be based upon the facts and circumstances of each particular situation. An associate accused of violating this Code will be given an opportunity to present his or her version of the events at issue prior to any determination of appropriate discipline. Associates who violate the law or this Code may expose themselves to substantial civil damages, criminal fines and prison terms. The Company may also face substantial fines and penalties and may incur damage to its reputation and standing in the community. Your conduct as a representative of the Company, if it does not comply with the law or with this Code, can result in serious consequences for both you and the Company.

Policy Against Retaliation

The Company prohibits retaliation against an associate who, in good faith, seeks help or reports known or suspected violations. Any reprisal or retaliation against an associate, because the associate in good faith sought help or filed a report, will be subject to disciplinary action, including potential termination of employment.

Waivers of the Code

Waivers of this Code for associates may be made only by an executive officer of the Company. Any waiver of this Code for our directors, executive officers or senior financial officers may be made only by our Board of Directors and will be disclosed to the public as required by law or the rules of the Nasdaq Stock Market.

CONFLICTS OF INTEREST

Identifying Potential Conflicts of Interest

A conflict of interest can occur when an associate’s private interest interferes, or appears to interfere, with the interests of the Company as a whole. You should avoid any private interest that influences your ability to act in the interests of the Company or that makes it difficult to perform your work objectively and effectively.

Identifying potential conflicts of interest may not always be clear-cut. The following situations are examples of conflicts of interest:

•

Outside Employment. No associate should be employed by, serve as a director of, or provide any services to a company that is a material customer, supplier or competitor of the Company, unless specifically approved by the Company’s President or Chief Executive Officer.

•	Improper Personal Benefits. No associate should obtain any personal benefits or favors of material value to the associate because of his or her position with the Company.

•

Financial Interests. No associate should have a significant financial interest (ownership or otherwise) in any company that is a material customer, supplier or competitor of the Company unless the transaction has been specifically approved by the Company’s President or Chief Executive Officer. A “significant financial interest” means (i) ownership of greater than 1% of the equity of a material customer, supplier or competitor or (ii) an investment in a material customer, supplier or competitor that represents more than 5% of the total assets of the associate.

•

Loans or Other Financial Transactions. No associate should obtain loans or guarantees of personal obligations from, or enter into any other personal financial transaction with, any company that is a material customer, supplier or competitor of the Company, unless specifically approved by the Company’s President or Chief Executive Officer. This guideline does not prohibit arms-length transactions with banks, brokerage firms or other financial institutions.

•

Service on Boards and Committees. No associate should serve on a board of directors or trustees or on a committee of any entity (whether profit or not-for-profit) whose interests reasonably would be expected to conflict with those of the Company, unless specifically approved by the Company’s President or Chief Executive Officer.

•

Actions of Family Members. The actions of family members outside the workplace may also give rise to the conflicts of interest described above because they may influence an associate’s objectivity in making decisions on behalf of the Company. For purposes of this Code, “family members” include your spouse or life-partner, brothers, sisters and parents, in-laws and children whether such relationships are by blood or adoption.

•

Actions of Directors or Certain Officers. If any of the forgoing circumstances apply to a director, executive officer or senior financial officer, then specific approval (when allowed) must be made only by our Board of Directors, not by the President or Chief Executive Officer.

For purposes of this Code, a company is a “material” customer if the company has made payments to the Company in the past year in excess of $200,000 or 5% of the customer’s gross revenues, whichever is greater. A company is a “material” supplier if the company has received payments from the Company in the past year in excess of $200,000 or 5% of the supplier’s gross revenues, whichever is greater. A company is a “material” competitor if the company competes in the Company’s line of business and has annual gross revenues from such line of business in excess of $200,000. If you are uncertain whether a particular company is a material customer, supplier or competitor, please contact the Vice President and Chief Financial Officer for assistance.

Disclosure of Conflicts of Interest

The Company requires that associates disclose any situations that reasonably would be expected to give rise to a conflict of interest. If you suspect that you have a conflict of interest, or something that others could reasonably perceive as a conflict of interest, you must report it to your supervisor or to the Vice President and Chief Financial Officer. Your supervisor or the Company’s Vice President and Chief Financial Officer will work with you to determine whether you have a conflict of interest and, if so, how best to address it. Although conflicts of interest are not automatically prohibited, they are not desirable and may only be waived as described in “Waivers of the Code” above.

Confidential Information

Associates have access to a variety of confidential information while employed at the Company. Confidential information includes all non-public information that might be of use to competitors, or, if disclosed, harmful to the Company or its customers. Associates have a duty to safeguard all confidential information of the Company or third parties with which the Company conducts business, except when disclosure is authorized or legally mandated. An associate’s obligation to protect confidential information continues after he or she leaves the Company. Unauthorized disclosure of confidential information could cause competitive harm to the Company or its customers and could result in legal liability to you and the Company.

Any questions or concerns regarding whether disclosure of Company information is legally mandated should be promptly referred to the Vice President and Chief Financial Officer.

COMPANY RECORDS

Accurate and reliable records are crucial to our business. Our records are the basis of our earnings statements, financial reports and other disclosures to the public and guide our business decision-making and strategic planning. Company records include payroll, timecards, travel and expense reports, e-mails, accounting and financial data, measurement and performance records, electronic data files and all other records maintained in the ordinary course of our business. Company records are the property of the Company, not the associate who creates them.

All Company records must be complete, accurate and reliable in all material respects. Undisclosed or unrecorded funds, payments or receipts are inconsistent with our business practices and are prohibited. You are responsible for understanding and complying with our record-keeping policy. Ask your supervisor if you have any questions.

ACCURACY OF FINANCIAL REPORTS AND OTHER PUBLIC COMMUNICATIONS

As a public company we are subject to various securities laws, regulations and reporting obligations. Both federal law and our policies require the disclosure of accurate and complete information regarding the Company’s business, financial condition and results of operations which may be filed with, or submitted to, the Securities and Exchange Commission and other regulators or disseminated publicly. Inaccurate, incomplete or untimely reporting will not be tolerated and can severely damage the Company and result in legal liability.

The Company’s senior financial officers and other associates working in the Accounting Department have a special responsibility to ensure that all of our financial disclosures are full, fair, accurate, timely and understandable. These associates must understand and strictly comply with generally accepted accounting principles and all standards, laws and regulations for accounting and financial reporting of transactions, estimates and forecasts. Any direct or indirect attempt to fraudulently influence, coerce, manipulate or mislead the Company’s independent public accountants is strictly forbidden and will be deemed a severe violation of this Code.

Any associate or interested party who has a concern about the Company’s compliance with securities laws, financial reporting, accounting, internal controls or auditing matters should communicate that concern directly to the Company’s Vice President and Chief Financial Officer, outside legal counsel or to the Company’s Audit Committee (through the Audit Committee chairman). Such communications may be confidential or anonymous, and may be e-mailed or submitted in writing to the addresses shown at the end of the Code. While you need not identify yourself to report your concerns, providing specific information will facilitate a thorough investigation.

COMPLIANCE WITH LAWS AND REGULATIONS

Each associate has an obligation to comply with all laws, rules and regulations applicable to the Company operations. These include, without limitation, laws covering bribery and kickbacks, copyrights, patents, trademarks and trade secrets, information privacy, insider trading, illegal political contributions, antitrust prohibitions, foreign corrupt practices, offering or receiving gratuities, environmental hazards, employment discrimination or harassment, occupational health and safety, false or misleading financial information or misuse of corporate assets. You are expected to understand and comply with all laws, rules and regulations that apply to your job position. If any doubt exists about whether a course of action is lawful, you should seek advice from your supervisor or the Vice President and Chief Financial Officer.

COMPLIANCE WITH INSIDER TRADING LAWS

Company associates are prohibited from trading in the stock or other securities of Hibbett Sporting Goods, Inc. while in possession of material, non-public information about Hibbett Sporting Goods, Inc. In addition, Company associates are prohibited from recommending, “tipping” or suggesting that anyone else buy or sell stock or other securities of Hibbett Sporting Goods, Inc. on the basis of material, non-public information. Company associates who obtain material non-public information about another company in the course of their employment are prohibited from trading in the stock or securities of the other company while in possession of such information or “tipping” others to trade based on such information. Violation of insider trading laws can result in severe fines and criminal penalties, as well as disciplinary action by the Company, up to and including termination of employment.

Information is “non-public” if it has not been made generally available to the public by means of a press release or other means of widespread distribution. Information is “material” if a reasonable investor would consider it important in a decision to buy, hold or sell stock or other securities. As a rule of thumb, any information that would affect the value of stock or other securities should be considered material. Examples of information that is generally considered “material” include:

•	Financial results or forecasts, or any information that indicates a company’s financial results may exceed or fall short of forecasts or expectations;

•	Important new products or services;

•	Pending or contemplated acquisitions or dispositions, including mergers, tender offers or joint venture proposals;

•	Possible management changes or changes of control;

•	Pending or contemplated public or private sales of debt or equity securities;

•	Acquisition or loss of a significant customer or contract;

•	Significant write-offs;

•	Initiation or settlement of significant litigation; and

•	Changes in the Company’s auditors or a notification from its auditors that the Company may no longer rely on the auditor’s report.

The laws against insider trading are specific and complex. Any questions about information you may possess or about any dealings you have had in the Company’s securities should be promptly brought to the attention of the Company’s Investor Relations department.

PUBLIC COMMUNICATIONS AND REGULATIONS REGARDING FAIR DISCLOSURE

Public Communications Generally

The Company places a high value on its credibility and reputation in the community. What is written or said about the Company in the news media and investment community directly impacts our reputation, positively or negatively. Our policy is to provide timely, accurate and complete information in response to public requests (media, analysts, etc.), consistent with our obligations to maintain the confidentiality of competitive and proprietary information and to prevent selective disclosure of market-sensitive financial data. To ensure compliance with this policy, all news media or other public requests for information regarding the Company should be directed to the Company’s Investor Relations department. The Investor Relations department will work with you and the appropriate personnel to evaluate and coordinate a response to the request.

Compliance with Regulation FD

In connection with its public communications, the Company is required to comply with a rule under the federal securities laws referred to as Regulation FD (which stands for “fair disclosure”). Regulation FD provides that, when we disclose material, non-public information about the Company to securities market professionals or stockholders (where it is reasonably foreseeable that the stockholders will trade on the information), we must also disclose the information to the public. “Securities market professionals” generally include analysts, institutional investors and other investment advisors.

To ensure compliance with Regulation FD, we have designated the following officials as “Company Spokespersons:”

•	Chief Executive Officer and Chairman of the Board
•	President
•	Vice President and Chief Financial Officer
•	Vice President of Merchandise

Only Company Spokespersons are authorized to disclose information about the Company in response to requests from securities market professionals or stockholders. If you receive a request for information from any securities market professionals or stockholders, promptly contact the Investor Relations department to coordinate a response to such request.

Company associates who regularly interact with securities market professionals are specifically covered by Regulation FD and have a special responsibility to understand and comply with Regulation FD. Contact the Investor Relations department if you have any questions about the scope or application of Regulation FD.

EMPLOYMENT PRACTICES

The Company pursues fair employment practices in every aspect of its business. The following is intended to be a summary of our employment policies and procedures. Copies of our detailed policies are available from the Company’s Director of Human Resources. Company associates must comply with all applicable labor and employment laws, including anti-discrimination laws and laws related to freedom of association and privacy. It is your responsibility to understand and comply with the laws, regulations and policies that are relevant to your job. Failure to comply with labor and employment laws can result in civil and criminal liability against you and the Company, as well as disciplinary action by the Company, up to and including termination of employment. You should contact your supervisor or the Company’s Director of Human Resources if you have any questions about the laws, regulations and policies that apply to you.

Harassment and Discrimination

The Company is committed to providing equal opportunity and fair treatment to all individuals on the basis of merit, without discrimination because of race, color, religion, national origin, sex (including pregnancy), age, disability, veteran status or other characteristic protected by law. The Company prohibits harassment in any form, whether physical or verbal and whether committed by supervisors, non-supervisory personnel or non-associates.

If you have any complaints about discrimination or harassment, report such conduct to the Company’s Director of Human Resources or call the First Response National Harassment Reporting Call

Center at 1-877-773-1353. If additional assistance is needed, contact the Company’s Vice President of Loss Prevention and Human Resources. All complaints will be treated with sensitivity and discretion. The Company’s Director of Human Resources and the Company will protect your confidentiality to the extent possible, consistent with law and the Company’s need to investigate your concern. Where our investigation uncovers harassment or discrimination, we will take prompt corrective action, which may include disciplinary action by the Company, up to and including, termination of employment. The Company strictly prohibits retaliation against an associate who, in good faith, files a compliant.

Any member of management who has reason to believe that an associate has been the victim of harassment or discrimination or who receives a report of alleged harassment or discrimination is required to report it to the Company’s Director of Human Resources immediately.

VENDOR AND GOVERNMENT RELATIONS

Under no circumstances is it acceptable to offer, give, solicit or receive any form of bribe, kickback or inducement. No one should ever use anything that belongs to the Company for illegal, unethical or improper purposes. Associates should never accept any type of payment from vendors, customers or competitors. For more guidance regarding the acceptance of gifts, entertainment and other gratuities, please see the Conflicts of Interest section in this document.

Company associates and agents are also prohibited from offering anything of value to officials, political parties or candidates in the United States or in foreign countries in return for favors for a company. Associates are required to report promptly to their supervisor any request made by any governmental or political party official or candidate or any representative of such a person for a payment or other benefit covered by this policy and any other actions taken to induce such a payment or benefit.

POLITICAL ACTIVITIES

We do not abuse our corporate standing to influence political issues, nor do we become involved in unethical political activities. We do, however, express our opinion on local and national issues that affect our business.

The Company respects and supports everyone’s right to participate in the political process and in political activities. Any decisions on whether or not to contribute time, money or resources to any political activity are entirely personal and voluntary, but must not interfere with employment.

No one should, on the Company’s behalf, solicit during work hours or on Company property. This prohibition includes the solicitation of contributors for any political party, organization, committee, candidate, cause, etc.

GETTING MORE INFORMATION AND REPORTING VIOLATIONS

We are committed to operating our business with the highest level of integrity and ethical standards. If an improper practice or irregularity occurs within the Company, we will undertake any necessary corrective action, take appropriate steps to prevent recurrence, and make any necessary disclosure of the improper practices or irregularities to the appropriate governmental authorities.

We need everyone’s vigilance to maintain our high ethical standards. Each associate is responsible for reporting to the company any circumstances believed to be a violation of the Code of Ethics. Those who report violations in good faith will not risk retaliation. However, the reporting of a violation will not excuse the violation itself.

You may report violations in any of several ways. Please use whichever method you feel most comfortable with.

•

Report the matter to your supervisor, except in cases involving discrimination or harassment. In such event, contact the Company’s Director of Human Resources or call the First Response National Harassment Reporting Call Center at the number listed below.

•	Call the Hibbett Ethics and Compliance Hotline at 1-877-888-0002.

•	Call the First Response National Harassment Reporting Call Center at 1-877-773-1353.

•	Contact Hibbett Management (Mail address: 451 Industrial Lane, Birmingham, Alabama 35211, telephone: (205) 942-4292):

•	Harvey Knighten, Director of Human Resources, harvey.knighten@hibbett.com
•	M. Scott Myers, Vice President of Loss Prevention & Human Resources, scott.myers@hibbett.com
•	Elaine Rodgers, Investor Relations department, elaine.rodgers@hibbett.com
•	Gary A. Smith, Vice President and Chief Financial Officer, gary.smith@hibbett.com

•	Contact the Company’s outside legal counsel:

•	William A. Old, Jr., Esq.

Williams Mullen

999 Waterside Drive, Suite 1700,

Norfolk, VA 23510

Telephone: (757) 622-3366

•

Write to our Audit Committee Chairman in care of the Investor Relations department (451 Industrial Lane, Birmingham, AL 35211) (for concerns regarding the Company’s compliance with securities law, financial reporting or accounting practices only)

We will hold all reports of possible violations in the strictest confidence. Our Ethics and Compliance Hotline and our First Response National Harassment Hotline are secure, confidential and can be used anonymously. E-mail and US mail addressed to the above individuals will also be handled to protect your privacy, to the extent practical and in compliance with our legal obligations. We will promptly investigate all reports of possible violations. If appropriate, we will notify you of our findings if the report was not made anonymously.

Reporting of Financial Concerns to the Audit Committee

Any associate or interested party who has a concern about the Company’s compliance with securities laws, financial reporting, accounting, internal controls or auditing matters should communicate that concern directly to the Company’s Vice President and Chief Financial Officer, the Company’s outside legal counsel or to the Company’s Audit Committee (through the Audit Committee chairman). Such communications may be confidential or anonymous, and may be e-mailed or submitted in writing to the addresses shown above. While you need not identify yourself to report your concerns, providing specific information will facilitate a thorough investigation.

All concerns regarding financial reporting or securities matters, regardless of their method of delivery, will be forwarded to the appropriate directors for their review and will be simultaneously reviewed by the Vice President and Chief Financial Officer. The status of all outstanding concerns addressed to the Audit Committee will be reported to the full Board.

Note: Concerns sent to the Audit Committee related to non-financial matters will be directed to appropriate Company management or the Company’s outside legal counsel for review.

CONCLUSION

This Code of Business Conduct and Ethics contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics. If you have any questions about these guidelines, please contact your supervisor or the parties listed above. We expect all Company associates, of every level, to adhere to these standards.

This Code of Business Conduct and Ethics, as applied to the Company’s senior financial officers, shall be our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the Commission promulgated thereunder.

This Code and the matters contained herein are neither a contract of employment nor a guarantee of continuing Company policy. We reserve the right to amend, supplement or discontinue this Code and the matters addressed herein, without prior notice, at any time.

- END -